SUPPLEMENT DATED APRIL 11, 1997
TO PROSPECTUS SUPPLEMENT DATED APRIL 8, 1997 AND
PROSPECTUS DATED APRIL 8, 1997




                              $1,408,404,075.83


                            GMAC 1997-A Grantor Trust
                   6.50% Asset Backed Certificates, Class A

                               ---------------

                         Capital Auto Receivables, Inc.
                                   Seller

                               ---------------

                      General Motors Acceptance Corporation
                                  Servicer

                               ---------------

            In the table appearing on p. S-3 of the Prospectus Supplement dated April 8, 1997 under the heading "The Certificates," the Subordination Spread Trigger is not specified and the amount specified for the Trigger Subordination Spread Amount is incorrect. Following are the correct amounts:


      Subordination Spread Trigger....................$150,000,000.00
      Trigger Subordination Spread Amount.............$ 22,534,465.21





      THIS  SUPPLEMENT  MUST BE DELIVERED  TOGETHER  WITH THE  PROSPECTUS  AND
PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ IN CONJUNCTION THEREWITH.